SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 10, 2005

Date of Report (Date of earliest event reported)

Accredited Home Lenders Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15090 Avenue of Science San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

858-676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 10, 2005, Carmel Mountain Funding Trust (the “Trust”), a newly formed special purpose, bankruptcy-remote Delaware statutory trust formed by Accredited Home Lenders Inc. (“AHL”), a subsidiary of Accredited Home Lenders Holding Co. (“Holding Co.”), sold $40,000,000 in aggregate principal amount of Variable Rate Subordinated Notes, Series 2005-A (the “Series 2005-A Subordinated Notes”), in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In addition, on May 10, 2005, the Trust entered into a private placement agreement providing for the sale, from time to time, of asset-backed commercial paper, in an amount not to exceed $960,000,000 in the aggregate at any given time.

The Trust was formed by AHL for the sole purpose of establishing an asset-backed commercial paper-based facility for the short term financing of mortgage loans. The Trust intends to purchase mortgage loans from time to time from AHL and sell or securitize these loans. Loans acquired by the Trust will be subject to certain eligibility criteria, including the requirement that no mortgage loan be held by the Trust for more than one year. The Company believes that this facility will provide additional liquidity of up to approximately $1.0 billion and provide AHL with warehouse financing at a lower cost than, and otherwise on terms and conditions generally as favorable as or better than, under its current warehouse credit facilities. Securities issued under the facility, including the Series 2005-A Subordinated Notes, will be reflected as indebtedness in the consolidated financial statements of Holding Co.

The Series 2005-A Subordinated Notes are subordinated debt obligations of the Trust issued pursuant to a base indenture and a series supplement relating to the Series 2005-A Subordinated Notes, each between the Trust and Deutsche Bank Trust Company Americas (“Deutsche Bank”), as indenture trustee.

The asset-backed commercial paper will be senior debt obligations of the Trust, to be issued under a security agreement and a depository agreement, each between the Trust and Deutsche Bank, as collateral agent.

In order to hedge certain interest rate risk and non-credit related market value risk in connection with owning the mortgage loans it purchases from AHL, the Trust has entered enter into certain interest rate swaps with third parties. AHL has entered into back-to-back swap agreements, wherein the interest rate and market value risks (but not the risk of credit losses) associated with the sold mortgage loans will be allocated to AHL, subject to a cap of 10% recourse on market value risk. Upon the occurrence of certain events of default under the back-to-back swap arrangements, the swap may terminate earlier than its stated term, with the result that AHL would be required to pay, or entitled to receive, a termination payment. Events of default under the back swap include (i) a failure to make a required payment under the back swap; (ii) breach of any other agreements or obligations under the back swap which continues unremedied for a certain period of time; (iii) a breach of any credit support document relating to the back swap; (iv) a misrepresentation under the back swap or any credit support document relating to the back swap; (v) a default under any other interest rate swaps between AHL, or any of its affiliates and the related swap counterparty; (vi) a default by AHL, or any of its affiliates with respect to indebtedness in excess of the lesser of (x) $10 million or (y) two percent (2%) of the stockholders’ equity of AHL; (vii) the occurrence of certain bankruptcy events; (viii) a consolidation, merger or sale of substantially all of AHL’s assets or similar transaction in which the resulting, surviving or transferee entity fails to assume all the obligations of the related party under such back swap and (ix) a default by AHL under any other back swap entered into in connection with the issuance of the asset-backed commercial paper described above.

Upon the occurrence of an early termination event under the back swap, the swap would terminate and AHL would be entitled to pay, or to receive, a termination payment. Early termination events under the back swap include (i) AHL’s or the related swap counterparty’s ability to make or receive a payment or perform any obligations under the back swap becomes illegal; (ii) the occurrence of certain tax events; (iii) the consolidation, merger or sale of substantially all of AHL’s assets or similar transaction in which the resulting, surviving or transferee entity’s creditworthiness is substantially weaker than that of AHL; (iv) AHL fails to maintain certain financial covenants; (v) an event of default occurs under a designated repurchase agreement; (vi) failure of AHL to modify its computer systems, within a specified period of time, such that it is able to recognize and monitor the initial purchase price and the outstanding purchase price of mortgage loans for which the swap counterparty disputes the initial purchase price; (vii) a breach of certain change of control provisions; (viii) AHL experiences or is experiencing a material adverse change and (ix) an early termination event occurs with respect to the Trust’s interest rate swap.

AHL will act as the servicer of the sold mortgage loans, and Holding Co. will agree to guarantee AHL’s performance as the servicer. AHL may be terminated as the servicer upon the occurrence of a servicer termination event, which includes (i) any failure by the servicer to observe or perform in any material respect any of the terms, covenants or agreements on the part of the servicer set forth in certain transaction documents which continues unremedied for a certain period of time; (ii) any representation, warranty, statement or certification made by the servicer shall prove to have been incorrect in any material respect as of the time when made, and which continues to be incorrect in any material respect for a certain period of time; (iii) any failure by the servicer to maintain any required licenses to do business in any jurisdiction where a mortgaged property is located, which failure has a material adverse effect on the ability of the servicer to perform its functions under the mortgage loan purchase and servicing agreement or materially impairs the value of the mortgage loans, and which continues to be unremedied for a certain period of time; (iv) certain bankruptcy or insolvency or related events occurs with respect to AHL or Holding Co.; (v) either of AHL or Holding Co. shall fail to pay certain debt obligations; (vi) either of AHL or Holding Co. shall fail to perform any of its obligations under any back-to-back swap agreement and (vii) the failure on the part of AHL to fulfill its advancing or payment obligations under the mortgage loan purchase and servicing agreement.

The Series 2005-A Subordinated Notes will have a maturity date of May 26, 2010 and will bear interest at a rate of one-month LIBOR plus 1.45% per annum. Upon the occurrence of certain events of default under the indenture, as described below, the Series 2005-A Subordinated Notes may be declared due and payable, the Trust will cease to purchase mortgage loans from AHL and the Trust will cease issuing additional series of notes. In addition, upon the occurrence of certain events of default, as described below, the collateral agent and the servicer will be obligated to use their best efforts to sell the non-delinquent and non-defaulted mortgage loans within 90 days of the occurrence of the event of default. If all such loans have not been sold by the 90th day, then the collateral agent will be obligated to conduct an auction of the remaining loans by no later than the 118th day following the occurrence of the event of default.

The asset-backed commercial paper will have expected maturities of 180 days from the date of issuance, and will automatically convert into extended notes with a final maturity of 120 days after the expected maturity date, if the commercial paper is not repaid on the expected maturity date. The commercial paper will bear interest at a rate equal to LIBOR plus a stated margin per annum. Upon the occurrence of certain events of default under the security agreement, the collateral agent, at the written instruction of the noteholders, shall (i) declare the principal and premium, if any, of and accrued interest on the notes due and payable, (ii) instruct the Trust to cease purchasing mortgage loans, the Trust and the depositary to cease issuing asset-backed commercial paper and the indenture trustee to cease issuing subordinated notes and (iii) apply funds on deposit in the collateral account to the payment of all outstanding obligations.

The events of default under the indenture and the security agreement include the following (in each case after giving effect to the related grace period, if any):

(a)	Failure by AHL to make a required payment as seller or servicer;

(b)	AHL’s representations and warranties prove to be incorrect in any material respect;

(c)	The Trust defaults in the payment of interest on any senior note, or on any subordinated note if the senior notes have been paid in full;

(d)	The Trust fails to comply with any of its agreements or covenants in the senior notes, or the subordinated notes, if the senior notes have been paid in full, or the indenture, which failure is material and adverse to the noteholders;

(e)	The occurrence of certain bankruptcy events with respect to the Trust, AHL or Holding Co.;

(f)	The Trust becomes an “investment company” or under the “control” of an investment company under the Investment Company Act of 1940;

(g)	The Trust’s representations or warranties prove to be incorrect when made in any material respect;

(h)	Failure by the Trust to observe or perform any covenant made by it, which failure would have a material adverse effect when made;

(i)	A servicer event of default shall have occurred and be continuing;

(j)	The Trust shall not be in compliance with certain sections of the trust agreement in any material respect;

(k)	The security agreement or front swap agreement ceases to be in full force and effect;

(l)	The performance guarantee given by Holding Co. shall be rejected, repudiated or no longer in full force and effect;

(m)	The amount on deposit in a reserve account shall be less than the required amount for a specified period of time;

(n)	The failure of certain delinquency tests;

(o)	The failure of the Trust to retain a rated bidder, which is a highly rated third party that is obligated to bid on portfolios of mortgage loans to be sold to the Trust under certain circumstances;

(p)	The failure of any swap counterparty to make a required payment under the respective swap agreement;

(q)	The Trust defaults in the payment of principal on any senior term note or subordinated note;

(r)	The occurrence of certain “termination events” under the mortgage loan purchase and servicing agreement; or

(s)	The occurrence of any other event as specified in a series supplement.

In connection with the termination of the Trust’s commercial paper program (other than a termination through the replacement of such program with a facility having substantially similar terms) and the repayment of any outstanding senior notes, the Trust may repurchase the Series 2005-A Subordinated Notes, in whole but not in part, at a price equal to the outstanding principal amount thereof plus any accrued and unpaid interest.

The Series 2005-A Subordinated Notes have not been, and additional securities, if any, sold pursuant to the asset-backed commercial paper-based facility will not be, registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This Form 8-K contains forward looking statements and information that is based upon beliefs of, and information currently available to, Holding Co.’s management as well as estimates and assumptions made by Holding Co.’s management. When used herein, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intention”, “plan” or the negative of these terms and similar expressions as they relate to Holding Co. or the Trust identify forward looking statements. Such statements reflect the current view of Holding Co. with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Holding Co. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: May 16, 2005	By:	/s/ James A. Konrath
	Name:	James A. Konrath
	Title:	Chief Executive Officer